State Street

Evergreen Funds

Global Custody and Accounting Fee Schedule

A.  CUSTODY/ACCOUNTING

Custody Services: -  Maintain custody of fund assets.  Settle portfolio purchases and sales.  Report buy and sell fails.  Determine and collect portfolio income.  Make cash disbursements and report cash transactions in local and base currency.  Withhold foreign taxes.  File foreign tax reclaims.  Monitor corporate actions.  Report portfolio positions.

Fund Accounting:  Maintain investment ledgers, provide selected general ledger reports, provide selected portfolio transactions, position and income reports.  Maintain general ledger and capital stock accounts.  Prepare daily trial balance.  Calculate net asset value daily.

Enhanced Accounting:  iTELS Tax Efficient Lot Selector for all funds except Money Markets.  Wash sales system for all funds except Money Markets. Expense Analysis.

*The asset class fees below are an annual charge, billed and payable monthly, based on monthly average net assets (assets are in billions).

	Under $105B	$105-110B	$110-115B	$115-120B	$120-125B	$125-130B
Balanced	0.0226%	0.0215%	0.0214%	0.0203%	0.0202%	0.0202%
Corporate	0.0244%	0.0243%	0.0242%	0.0241%	0.0230%	0.0230%
Equity	0.0226%	0.0225%	0.0224%	0.0218%	0.0217%	0.0217%
Money Market	0.0200%	0.0199%	0.0198%	0.0197%	0.0196%	0.0196%
Muni	0.0258%	0.0247%	0.0236%	0.0235%	0.0224%	0.0224%
Tax Ex Money Mkt	0.0242%	0.0241%	0.0230%	0.0229%	0.0228%	0.0218%
Int'l – Mature	0.0747%	0.0743%	0.0736%	0.0729%	0.0722%	0.0714%
Int'l – Maturing	0.1540%	0.1532%	0.1519%	0.1505%	0.1489%	0.1472%
Int'l – Emerging	0.3067%	0.3050%	0.3024%	0.2995%	0.2963%	0.2931%

	$130-135B	$135-140B	$140-145B	$145-150B	Over $150B
Balanced	0.0201%	0.0200%	0.0200%	0.0199%	0.0198%
Corporate	0.0229%	0.0228%	0.0228%	0.0227%	0.0226%
Equity	0.0211%	0.0210%	0.0205%	0.0204%	0.0198%
Money Market	0.0195%	0.0194%	0.0194%	0.0193%	0.0192%
Muni	0.0223%	0.0212%	0.0212%	0.0201%	0.0200%
Tax Ex Money Mkt	0.0207%	0.0206%	0.0206%	0.0205%	0.0204%
Int'l – Mature	0.0706%	0.0697%	0.0689%	0.0681%	0.0673%
Int'l – Maturing	0.1456%	0.1439%	0.1422%	0.1405%	0.1388%
Int'l – Emerging	0.2897%	0.2864%	0.2830%	0.2797%	0.2763%

*   See Schedule A for the fund assignment matrix and country definitions.

B.  BALANCE CREDITS

Balance earnings will be returned to the funds in the form of balance credits to offset fees.  The balance credits are calculated at 75% of the 91 day average T-bill rate.  Balance earnings/debits on TA DDA’s will be allocated to the funds based on TNA.  Overdrafts will be charged at a rate of Fed Funds plus 100 basis points.

C.  OUT OF POCKETS

Out of Pockets are charged separately as noted below, but are not limited to the following:

Stamp Duties and Marketable Securities Taxes

Registration and Script Fees

Crossing and other Off-Market Fees

Debit and Inward Remittance Fees

Mandatory Local Administrator Charges

Market Imposed Entrance Fees

SWIFT charges

CWP Fees

D.  Evergreen Funds Fair Valuation

Evergreen Global Large Cap Equity Fund

Evergreen International Equity Fund

Evergreen VA International Equity Fund

Evergreen Global Opportunities Fund

Evergreen Emerging Markets Growth Fund

Evergreen International Balanced Income Fund

State Street has built a product that will provide Evergreen Funds the ability to meet the fair valuation requirements that have evolved in the current marketplace.  The vendor, ITG International has created proprietary models for calculating fair market valuations of international equity securities when market arbitrage opportunities occur in the market.  The fees associated with this fair valuation service are as follows:

ITG – Fees are assessed on a per fund basis assuming international holdings of more than 5% per fund (not including North and South America).  Funds holding less than 5% international equity securities will not be charged.  Charges will be calculated and assessed based upon the fund’s portfolio make up at the end of each month (exclusive of clone funds).

Annual Per Fund Charges

$10,000 for the first 10 funds

$6,000 for the next 10 funds (11 through 20)

$3,000 for each fund in excess of 20 (21 & up)

State Street Fee – State Street has developed pricing functionality that will allow the Fund Group to retrieve fair valued securities from the pricing vendor (based upon previously established criterion for invoking fair valuation) and provide pricing reports to Evergreen detailing the NAV impact of the securities that we fair valued.  State Street will also provide Evergreen Funds with the necessary back valuation test and reporting the following business day.

Annual State Street Fair Valuation Fee

$4,000 per portfolio

E.  Financial reporting

State Street agrees to pay the annual licensing fees associated with GCOM2 Fund Suite SX product to GCOM2 directly.

F.  PAYMENT TERMS

The balance due State Street for the services and out-of-pockets described in this agreement for each fund will be auto-debited from its custody  DDA on or about the fifth business day every month.

G.  TERM

This agreement will be in effect commencing January 1, 2007.  The fees represented in thisschedule assume that the Evergreen Funds continue to participate in the State Street Securities Lending and Foreign Exchange Trading Programs at their current levels. Should this change, the fees will need to be revised.

EVERGREEN FUNDS		STATE STREET
By:	/s/ Kasey l. phillips	By:	/s/ Anthony j. catonese

TITLE:	Treasurer	TITLE:	Vice President

Date:	December 15, 2006	Date:	December 19, 2006

State Street

Evergreen Funds

Global Custody and Accounting Fee Schedule

SCHEDULE A *Additional Evergreen funds will be added upon commencement of operations.

DOMESTIC FUNDS

Corporate Bond Funds:
Evergreen Diversified Bond Fund	2LVC	Evergreen U.S. Gov’t Fund	F275
Evergreen High Yield Bond Fund	4203	Evergreen Income Advantage Fund	2LK9
Evergreen Ultra Short Opportunities Fund	2LK8	Evergreen VA High Income Fund	2LE8
Evergreen Adjustable Rate Fund	4252	Evergreen Select High Yield Bond Fund	2LG1
Evergreen Limited Duration Fund	2L54	Evergreen Institutional Mortgage Portfolio	2LK4
Evergreen Short Intermediate Bond Fund	2L55	Evergreen Strategic Income Fund	422K
Evergreen Core Bond Fund	2L56	Evergreen Utilities & High Income Fund	2LQC
Evergreen VA Core Bond Fund	2LK5	Evergreen Instit. Enhanced Income Fund	2LQ4
Evergreen Managed Income Fund	2LKC

Balanced Funds:
Evergreen Balanced Fund	424C

Equity Funds:
Evergreen Large Company Growth Fund	4205	Evergreen Large Cap Value Fund	GX50
Evergreen Small Cap Value Fund	2LM7	Evergreen Utility & Telecommunications Fund	RKB5
Evergreen Mid Cap Growth Fund	4209	Evergreen Intrinsic Value Fund	2LR5
Evergreen Omega Fund	4287	Evergreen Growth Fund	2LD1
Evergreen Disciplined Value Fund	Y653	Evergreen VA Growth Fund	2LE3
Evergreen VA Strategic Income Fund	42DC	Evergreen Health Care Fund	2LG8
Evergreen Fundamental Large Cap Fund	2L2C	Evergreen Special Values Fund	Y619
Evergreen Equity Income Fund	2L12	Evergreen Market Index Fund	2LM4
Evergreen VA Balanced Fund	2L7C	Evergreen Market Index Growth Fund	2LM5
Evergreen VA Fundamental Large Cap Fd	2L4C	Evergreen Market Index Value Fund	2LM6
Evergreen VA Omega Fund	2L49	Evergreen Special Equity Fund	2L77
Evergreen Strategic Growth Fund	2L59	Evergreen VA Special Values Fund	2L74
Evergreen Disciplined SMID Value Fund	2LQ5	Evergreen Large Cap Equity Fund	2L75
Evergreen SMID Growth Fund	2LQ6	Evergreen Equity Index Fund	2L76

State Street

Evergreen Funds

Global Custody and Accounting Fee Schedule

SCHEDULE A (cont.)

DOMESTIC FUNDS(cont.)

Municipal Bond Funds:
Evergreen Pennsylvania Muni Bond Fund	4277	Evergreen Maryland Muni Bond Fund	RK55
Evergreen Municipal Bond Fund	5006	Evergreen S. Carolina Muni Bond	RKB1
Evergreen Short Intermediate Muni Bond	2L15	Evergreen Georgia Muni Bond	RKB2
Evergreen NJ Muni Bond Fund	2L30	Evergreen Virginia Muni Bond	RKB3
Evergreen Intermediate Muni Bond Fund	2L52	Evergreen FL High Income Muni Bond Fund	RKB8
Evergreen Connecticut Municipal Bond	2L53	Evergreen Strategic Municipal Bond Fund	2LH1
Evergreen N.C. Muni Bond Fund	F272	Evergreen California Muni Bond Fund	2LN5
Evergreen High Grade Muni Bond Fund	RK43	Evergreen Alabama Muni Bond Fund	Y6L1
Evergreen FL Muni Bond Fund	RK48	Evergreen New York Muni Bond Fund	2LN7

Money Market Funds:
Evergreen Money Market Fund	2L05	Evergreen Prime Cash Management MM Fund	Y616
Evergreen Institutional Money Market Fd	2L45	Evergreen Institutional U.S. Gov’t MM Fund	2LG7
Evergreen Institutional Tsy MM Fund	2L46	Evergreen U.S. Government MM Fund	2L88
Evergreen Institutional 100% Tsy MM Fd	2L70	Evergreen Treasury MM Fund	RK45

Tax Exempt MM Funds:
Evergreen Municipal Money Market	2L07	Evergreen NJ Muni MM Fund	2L81
Evergreen Penn Muni Money Mrkt Fund	2L26	Evergreen New York Muni MM Fund	2LH8
Evergreen Institutional Municipal MM	2L47	Evergreen California Muni MM Fund	2LH9
Evergreen FL Municipal MM Fund	2L80

International Funds:
Evergreen International Equity Fund	4215	Evergreen VA International Equity Fund	42D6
Evergreen Global Opportunities Fund	422C	Evergreen Emerging Markets Growth	RKB7
Evergreen Global Large Cap Equity Fund	2LAC	Evergreen International Bond Fund	2L78
Evergreen Precious Metals Fund	4290	Evergreen International Balanced Income Fund	2LRC

**International – Mature Markets

Australia                       Austria                         Belgium                        Canada

Cedel                           Denmark                      Euroclear                      Finland

France                          Germany                      Sweden                        Ireland

Italy                              Japan                           Luxembourg                 Netherlands

New Zealand                Norway                        Switzerland                   Spain

Greece                         Hong Kong                  Singapore                     Portugal                        UK

**International – Maturing

Mexico             South Africa                 Indonesia

Malaysia                       Thailand

**International - Emerging

Bangladesh                   Botswana                     Columbia                      Cyprus

Ghana                          Hungary                       India                             Ivory Coast

Kenya                          Mauritius                      Morocco                      Peru

Swaziland                     Taiwan             Uruguay                       Venezuela

Zambia             Zimbabwe                    Jamaica                        Sri Lanka

Argentina                      China                           Poland                          Slovak Rep

Tunisia              Bolivia                          Czech Rep                   India

Jordan                          Namibia                       Turkey                         Egypt

Ecuador                       Lebanon                       Brazil                            Chile

Puerto Rico                  South Korea                 Pakistan                       Bahrain

Israel                            Philippines                    Russia                          Benin

Bermuda                      Bulgaria                        Burkina Faso                Cayman Islands

Costa Rica                   Croatia                         Estonia             Guinea-Bissau

Iceland                         Kazakhstan                  Latvia                           Lithuania

Mali                             Niger                            Nigeria                         Oman

Palestine                       Panama                        Qatar                           Romania

Senegal                        Slovenia                       Togo                            Trinidad & Tobago

Uganda                        Ukraine                        UAE                            Vietnam

**The basis points associated with the International assets (Schedule A) are applicable across both the Global funds as well as any international assets held in “traditionally” domestic funds.

International Developing Markets are subject to periodic review.